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                                                   Exhibit 10.18


[LOGO]

[HEALTH-TECH LETTER HEAD]




November 15, 1996

Mr. Thomas R. Sahrmann
First New England Dental Centers, Inc.
85 Devonshire Street
Boston, MA 02109

Dear Tom:

Please accept this as written confirmation that First New England Dental Centers have been issued DENTECH Site Licenses for the fourteen dental offices that are currently on-line with the server.

In addition, the Peabody, Dalton and Dover offices have all purchased DENTECH Licenses for their stand alone systems.

Please do not hesitate to let me know if I can be of any further assistance.

Very truly yours,

HEALTH - TECH SYSTEMS, INC.


/s/Glenn E. Meltzer

Glenn E. Meltzer

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                    FIRST NEW ENGLAND DENTAL CENTERS, INC.
                              FINANCE DEPARTMENT
                        85 DEVONSHIRE STREET-SUITE 208
                               BOSTON, MA 02109
                                 617-624-0910
                               617-624-0919 FAX


Mr. Glen Meltzer
Health-Tech Systems, Inc.               By: FAX Transmission
275 Oser Avenue
Hauppauge, NY 11788-3034


November 15, 1996

SUBJECT:        CONFIRMATION OF DENTECH LICENSING

Please accept this letter as FNEDC's request for you to confirm in writing the fact that Health-Tech Systems, Inc. has issued site licenses to FNEDC for the fourteen (14) dental offices that are currently on the FNEDC server.

In addition, please confirm the licensing status of the FNEDC facilities that have the stand alone Dentech software. These facilities are as follows:

Peabody (Bader Shuman),
Dalton (Ellicson),
Braintree (Bergman),
Dover (Chaikin)

Please Fax your response my attention and to Mr. Mark Stein at McDermott, Will & Emery at 617-345-5077.

Please feel free to call if you have any questions.


Sincerely,


/s/ Thomas R. Sahrmann
Thomas R. Sahrmann
Vice President Controller



Copy to:   Donald Strange, CEO
           Jerry Robbins, President
           Joe Anoli, CFO